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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-3 Nos. 333-42770 and 333-109258, Form S-4 Nos. 333-33912, 333-42778, 333-75882, 333-90401 and 333-90403 and Form S-8 Nos. 333-15355, 333-15353, 333-29321, 333-15349, 333-15357, 333-29319, 333-84381, 333-84373, 333-84377, 333-93397, 333-93249, 333-35896, 333-98472, 333-71396, 333-71398, 333-81234, 333-82598, 333-102543, 333-104856 and 333-104857) of Millennium Pharmaceuticals, Inc. and in the related Prospectus of our reports dated February 18, 2005, with respect to the consolidated financial statements and financial statement schedule of Millennium Pharmaceuticals, Inc., Millennium Pharmaceuticals, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Millennium Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST AND YOUNG LLP
Boston, Massachusetts March 4, 2005

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm